UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                January 1, 2016

     TACTICAL DIVERSIFIED FUTURES FUND L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-50718 (Commission File Number)	13-4224248 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                                                 (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Effective as of January 1, 2016, Tactical Diversified Futures Fund L.P. (the “Registrant”) has entered into an amendment (the “Amendment”) to the management agreement, dated August 1, 2013 (the “Management Agreement”), by and among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”) and J E Moody & Company LLC, a Delaware limited liability company (“JE Moody”), pursuant to which JE Moody shall manage the portion of the Registrant’s assets allocated to it.
Pursuant to the Amendment, the professional management services fee is decreased to 1.50% per year of the Registrant’s adjusted net assets allocated to JE Moody.  In all other respects the Management Agreement remains unchanged and of full force and effect.
A copy of the Amendment is filed herewith as Exhibit 10.1.
Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective January 1, 2016, the Registrant’s limited partnership agreement (the “Limited Partnership Agreement”) was amended to: (i) provide generally that (A), upon the approval by an affirmative vote of a majority of limited partners unaffiliated with the General Partner, the Registrant will vote to dissolve any master fund operated by the General Partner into which the Registrant’s assets are invested (a “Master Fund”), in accordance with the organizational documents of such Master Fund, and (B) only the votes of unaffiliated limited partners will be counted in determining whether the requisite number of votes have been received to remove the General Partner or dissolve the Registrant; and (ii) make other conforming amendments.
A copy of the amendment (“Amendment No. 3”) is filed herewith as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits
(d)            Exhibits.
The following exhibits are filed herewith.
Exhibit No.	Description
3.1	Amendment No. 3 to the Limited Partnership Agreement of the Registrant.
10.1	Amendment to the Management Agreement by and among the Registrant, the General Partner and JE Moody.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL DIVERSIFIED FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By: /s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  January 5, 2016